EXHIBIT 99

Contact:	Mike Dickerson	FOR IMMEDIATE RELEASE
	Director, Media Relations	Moved on PR Newswire
	Corporate	February 28, 2007
310.615.1647
mdickers@csc.com

Bill Lackey
Director, Investor Relations
Corporate
310.615.1700
blackey3@csc.com

CSC COMPLETES INTERNAL INVESTIGATION OF STOCK OPTION GRANTS

EL SEGUNDO, Calif., Feb. 28 -- Computer Sciences Corporation (NYSE: CSC) today announced the completion of the company's internal investigation of its stock option grant practices. As previously announced, in response to investigations of CSC's option grant practices by the Securities and Exchange Commission and the United States Attorney's Office for the Eastern District of New York, the company's Board of Directors on July 29, 2006, established a special committee, comprised of the two most recently elected independent directors (the "Special Committee"), to manage and supervise the internal investigation, and to report the results of its investigation to the independent members of the Board of Directors. Upon receipt of the results of the investigation, the independent directors made conclusions required to address the issues raised by the investigation.
Together with its independent counsel and forensic accountants, the Special Committee conducted an extensive review of stock option grants made by the company between March 1, 1996, and July 31, 2006 (the "Relevant Period"), which covered 13,564 grants made on 520 dates. The Special Committee cooperated with the SEC and the U.S. Attorney throughout this process.
The company's independent directors concluded that the evidence obtained by the Special Committee's investigation, as well as by their own interviews of certain current and former employees, did not establish any intentional wrongdoing by current or former employees or directors, and the independent directors continue to have confidence in the
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integrity of management. The company believes that the adjustments to its consolidated financial statements resulting from the Special Committee's investigation are not material in any period.
Based on the report of the Special Committee, the independent directors determined that 9,234 stock option grants should be modified, principally due to delays in authorization and approval and the absence of definitive documentation, including:

•
540 stock option grants made on five dates between May 9, 1996, and June 13, 2002, which should have been accounted for as repricings of prior stock option grants, 527 of which require variable accounting until April 1, 2006, when the company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment”;

•
3,906 other stock option grants made on 108 dates between April 9, 1996, and April 3, 2006, for which the measurement date should be changed to a later date on which the closing stock price was higher, requiring additional compensation expense; and

•
4,788 other stock option grants made on 71 dates between April 1, 1996, and July 10, 2006, for which the measurement date should be changed to a later date on which the closing stock price was lower, requiring no additional compensation expense.

The incremental cumulative non-cash compensation expense, before taxes, from March 1, 1996, through December 29, 2006, related to stock options will be approximately $68 million, including approximately $30 million attributable to the repricings requiring variable accounting. This $68 million (approximately $59 million after taxes) will be allocated among the last 11 fiscal years and last three fiscal quarters as follows:

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Pre-Tax Expense
Fiscal Year Ended	(in millions)

March 29, 1996	$0.0
March 28, 1997	$0.4
April 3, 1998	$1.8
April 2, 1999	$3.2
March 31, 2000	$8.7
March 30, 2001	$2.8
March 29, 2002	$16.8
March 28, 2003	$(6.5)
April 2, 2004	$14.1
April 1, 2005	$8.4
March 31, 2006	$20.7

Fiscal Quarter Ended

June 30, 2006	$(0.2)
September 29, 2006	$(1.3)
December 29, 2006	$(0.8)

The company also determined that the tax benefits associated with the exercise of certain stock options in foreign jurisdictions had been incorrectly credited against the foreign tax provision, rather than additional paid-in capital. The company further determined that it had applied the effective rate, rather than the U.S. statutory rate, in recognizing the tax benefits associated with the exercise of stock options in the U.S. Correction of these two tax errors will result in an incremental cumulative tax provision of approximately $14 million, which is included in the previously stated $59 million incremental cumulative after-tax compensation expense through December 29, 2006.
When the company files its consolidated financial statements for the fiscal quarter ended September 29, 2006, and all subsequent periods, it will restate the consolidated financial statements for prior periods included therein to record these adjustments to compensation expense and related items. Since the company believes that these

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adjustments are not material to its consolidated financial statements for any period, it does not plan to separately amend any of its Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q to reflect the adjustments.
Unless otherwise indicated, all references hereafter to years are to calendar years.

Background
During the Relevant Period, CSC granted stock options to two categories of employees:
•
the Chief Executive Officer, Chief Operating Officer, each of their respective direct reports and each other employee who is an "officer" for purposes of the Securities Exchange Act of 1934 (collectively, "Senior Executives"); and

•	all other employees (collectively, "Other Employees").

Option grants to Senior Executives were approved by the Compensation Committee or the Board of Directors. Approvals for option grants to Other Employees were delegated to the Chief Executive Officer or, after July 1999, in the case of option grants of 5,000 shares or less, to the Corporate Vice President, Human Resources. The company did not grant stock options to its independent directors.
Option grants during the Relevant Period can be grouped into three general categories:
•	"Annual Cycle Options," which were granted as part of the annual compensation review process each year;

•
"Discounted Options," which, on and prior to May 12, 2004, were granted on the Annual Cycle Option grant date in lieu of a cash bonus, and which typically had an exercise price per share equal to 25% of the closing market price of the company's common stock on the grant date; and

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•	"Other Options," which primarily include options granted to new hires (including to employees acquired through acquisitions and outsourcings) and for promotions and special recognition.

Of the 13,564 option grants made by the company during the Relevant Period, (i) 9,134 were for Annual Cycle Options, (ii) 262 were for Discounted Options and (iii) 4,168 were for Other Options. The option grants in each category were reviewed to determine the first date upon which the identity of the optionee, the number of shares subject to the option grant and the option exercise price were determined with finality (the "measurement date"). The following describes the option grants for which the independent directors determined that the measurement date should be a date other than the grant date.

Annual Cycle Options
Annual Cycle Options Granted to Senior Executives.
The independent directors have concluded that there is evidence that the Annual Cycle Options granted to Senior Executives in 1996, 1999 and 2002 may each have had two measurement dates: (i) the first occurring on the date of an initial action to select the optionees, the number of option shares and the grant date closing stock price to be used for the exercise price, and (ii) the second occurring on the date of a subsequent action, within 10 days, to select a later grant date closing stock price to be used for the exercise price. Therefore, the company has determined that the aggregate 54 Annual Cycle Option grants to Senior Executives on May 9, 1996, May 10, 1999 and June 13, 2002, should be accounted for as a repricing of options for which a measurement date had previously been established on May 6, 1996, May 3, 1999, and June 3, 2002, respectively. Generally accepted accounting principles in effect at the time require a change from fixed to variable accounting for the 1999 and 2002 repricings, but not for the 1996 repricing. The incremental cumulative non-cash compensation expense before
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taxes from March 1, 1996, through December 29, 2006, related to accounting for these Annual Cycle Option grants to Senior Executives as repricings will be approximately $10 million.

Annual Cycle Options Granted to Other Employees.
In each of the years from 1996 through 2005, there were changes, after the grant date, in the list of Annual Cycle Options to be granted to Other Employees. Therefore, the measurement date for all of the 7,562 Annual Cycle Options (excluding the 260 French grants discussed below) granted to Other Employees in those years will be changed to be the first date upon which the list was determined with finality. Of these grants, 3,891 had a lower closing stock price on the new measurement dates than on the related grant dates, which will not result in any additional compensation expense. The remaining 3,671 grants will, however, except as set forth below, result in additional compensation expense amortized over the vesting period.
The new measurement date for the 2001 Annual Cycle Options granted to Other Employees will result in a repricing requiring variable accounting. On October 29, 2001, the company commenced an exchange offer (the "2001 Exchange Offer") pursuant to which employees could elect to cancel unexercised options with an exercise price per share of $70 or more in exchange for new options. The 2001 Exchange Offer was specifically designed so that no employee eligible to participate was granted any options during the period beginning six months before the commencement of the 2001 Exchange Offer and ending six months after the option cancellation date. Although the grant date of the Annual Cycle Options granted to Other Employees in 2001 precedes the 2001 Exchange Offer commencement date by more than six months, the new measurement date of these Annual Cycle Options does not. Consequently, certain of these options will be treated as a repricing of options held by the same optionee which were cancelled in the 2001 Exchange Offer. The remaining 2001 Annual Cycle Options which are not treated as a repricing will also result in additional compensation expense, since the new
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measurement date had a higher closing stock price than the grant date. The incremental cumulative non-cash compensation expense before taxes through December 29, 2006, related to changing the measurement date of the 2001 Annual Cycle Options granted to Other Employees, and accounting for such options as a repricing will be approximately $21 million, including approximately $19 million attributable to variable accounting.
By 2006, the company had revised the annual grant process, and the measurement date of the Annual Cycle Options granted to Other Employees on May 22, 2006, is the same as the grant date.
The foregoing description excludes all Annual Cycle Options granted to Other Employees subject to French taxes ("French Options"). The company has a French sub-plan pursuant to which it grants French Options addressing French tax consequences. One of the requirements for these options is that they not be granted during a "closed period," as defined under French tax law. Until recently, the company understood that the closed period included, among other periods, the 10-trading day period before and after the company made a material announcement. Since the company did not determine the grant date of French Options until it had confirmed that no material announcement was made during the following 10 trading days, the measurement date for all of the 260 French Option grants made during the Relevant Period will be changed. The company currently believes that the closed period does not include the 10-day period after a material announcement (other than an earnings release or the filing of a Form 10-K or Form 10-Q).
The incremental cumulative non-cash compensation expense before taxes from March 1, 1996, through December 29, 2006, related to Annual Cycle Option grants to Other Employees, including the $21 million relating to the 2001 Annual Cycle Options discussed above, constitutes approximately $47 million of the total $68 million incremental cumulative non-cash compensation expense before taxes.

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Discounted Options and Restricted Stock
The company has identified 105 Discounted Options granted on four dates between May 3, 2000, and May 12, 2004, in which the identity of the optionee or the number of shares underlying the option was not determined with finality until after the grant date. The incremental cumulative non-cash compensation expense before taxes from May 3, 2000, through December 29, 2006, related to changing the measurement dates for these Discounted Options grants will be approximately $1 million.
In 2005 and 2006, the company granted restricted stock and restricted stock units, respectively, in lieu of a cash bonus. Sixteen of the restricted stock awards in 2005 were not determined with finality until after the grant date, and the company will record an incremental cumulative non-cash compensation expense before taxes from March 1, 1996, through December 29, 2006, related to changing the measurement dates for these restricted stock awards of less than $50,000. This amount has been included in the aggregate incremental compensation expense amounts related to stock options.
The company has also determined it had incorrectly reversed accruals for certain management bonuses which had been exchanged for discounted options and awards. The previously stated allocation of the $68 million incremental cumulative non-cash compensation expense before taxes from March 1, 1996, through December 29, 2006, related to stock options includes the resulting increase or decrease in compensation expense for each period affected. The cumulative impact of the bonus accrual adjustments through December 29, 2006, is approximately $3 million.
By 2006, the company had revised the process for granting and accounting for equity in lieu of a cash bonus, and the measurement date of the restricted stock units awarded on May 22, 2006, in lieu of a cash bonus is the same as the grant date.

Other Options
During the Relevant Period, the company issued 4,168 Other Option grants to new hires and for promotions, special recognition and other reasons. Of these, the company identified 931 which were granted to new hires who joined the company
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through an acquisition, or through an outsourcing by their former employer, in which the measurement date should be a date other than the grant date. Although the acquisition or outsourcing agreement generally set forth the aggregate number of option shares to be granted to the new employees, the specific allocation among employees was often not finalized until after the grant date.
The company has also identified 320 additional Other Option grants in which the measurement date should be a date other than the grant date, and two Other Option grants which should have been accounted for as repricings requiring variable accounting. These Other Option grants were primarily made to new hires or for promotions or special recognition.
By 2006, the company had revised the processes for granting Other Options, and the measurement date of all Other Options granted after April 3, 2006, other than those granted to French employees, is the same as the grant date. The incremental cumulative non-cash compensation expense before taxes from March 1, 1996, through December 29, 2006, related to Other Option grants is approximately $8 million.

Changes in Option Grant Procedure
Other than options granted to French employees, the company has not identified any stock option grants made after April 3, 2006, that were accounted for incorrectly. In order to provide greater predictability and transparency in the company's equity granting process, however, the Board of Directors adopted an Equity Grant Policy on February 23, 2007. The Policy Statement, which can be accessed on CSC's website at http://www.csc.com/governance/uploads/equitygrant.pdf, provides that:

•  all terms of each equity grant must be approved on or prior to the grant date;

•	all stock options must have an exercise price equal to or greater than the closing market price on the grant date;

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•	there will be a fixed, monthly grant date for all equity grants other than those issued to new hires who become CSC employees through a merger, acquisition or outsourcing;

•	all recipients of equity grants must be notified of such grants as soon as possible after approval, and the company must use reasonable efforts to notify such recipients on or prior to the grant date;

•  there is an approval matrix for all equity grants;

•	the Compensation Committee must approve an annual equity grant budget that cannot be exceeded without its prior approval; and

•	the company's management must make a report to the Compensation Committee, within two weeks after the end of each quarter, of all equity grants issued during the quarter.

About Computer Sciences Corporation
Computer Sciences Corporation is a leading global information technology (IT) services company. CSC’s mission is to provide customers in industry and government with solutions crafted to meet their specific challenges and enable them to profit from the advanced use of technology.
With approximately 77,000 employees, CSC provides innovative solutions for customers around the world by applying leading technologies and CSC’s own advanced capabilities. These include systems design and integration; IT and business process outsourcing; applications software development; Web and application hosting; and management consulting. Headquartered in El Segundo, Calif., CSC reported revenue of $14.7 billion for the 12 months ended Dec. 29, 2006. For more information, visit the company’s Web site at www.csc.com.

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All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent CSC’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside CSC’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended March 31, 2006. CSC disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

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